Exhibit 3.3

AMENDED AND RESTATED

BYE-LAWS OF

RANGER BERMUDA TOPCO LTD

TABLE OF CONTENTS

INTERPRETATION		1
1.	Definitions	1
SHARES		4
2.	Power to Issue Shares	4
3.	Power of the Company to Purchase its Shares	5
4.	Rights Attaching to Shares	5
5.	Calls on Shares	7
6.	Restrictions on Transfer of Registered Shares	8
7.	Forfeiture of Shares	19
8.	Share Certificates	20
9.	Fractional Shares	20
REGISTRATION OF SHARES		21
10.	Register of Members	21
11.	Registered Holder Absolute Owner	21
12.	Transfer of Registered Shares	21
13.	Transmission of Registered Shares	22
14.	Power to Alter Capital	24
15.	Variation of Rights Attaching to Shares	24
16.	Dividends	25
17.	Power to Set Aside Profits	25
18.	Method of Payment	25
19.	Capitalisation	26
MEETINGS OF MEMBERS		26
20.	Annual General Meetings	26
21.	Special General Meetings	26
22.	Requisitioned General Meetings	26
23.	Notice	27
24.	Giving Notice and Access	27
25.	Postponement or Cancellation of General Meeting	28
26.	Electronic Participation and Security at General Meetings	28
27.	Quorum at General Meetings	28
28.	Chairman to Preside at General Meetings	29
29.	Voting on Resolutions	29

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30.	Power to Demand a Vote on a Poll	30
31.	Voting by Joint Holders of Shares	31
32.	Votes of Members - General	31
33.	[RESERVED]	31
34.	Adjustments of Voting Power	31
35.	Notice	31
36.	Board Determination Binding	32
37.	Requirement to Provide Information and Notice	32
38.	Instrument of Proxy	33
39.	Representation of Corporate Member	33
40.	Adjournment of General Meeting	34
41.	[RESERVED]	34
42.	Directors Attendance at General Meetings	34
43.	[RESERVED]	34
44.	[RESERVED]	34
DIRECTORS AND OFFICERS		34
45.	Election of Directors	34
46.	Committees	38
47.	Term of Office of Directors	39
48.	Alternate Directors	39
49.	Removal of Directors	39
50.	Vacancy in the Office of Director	40
51.	Remuneration of Directors	40
52.	Defect in Appointment	40
53.	Directors to Manage Business	40
54.	Powers of the Board of Directors	41
55.	Register of Directors and Officers	42
56.	Appointment of Officers	42
57.	Appointment of Secretary	42
58.	Duties of Officers	42
59.	Remuneration of Officers	42
60.	Conflicts of Interest	42
61.	Indemnification and Exculpation of Directors and Officers	43

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MEETINGS OF THE BOARD OF DIRECTORS		44
62.	Board Meetings	44
63.	Notice of Board Meetings	44
64.	Electronic Participation in Meetings	44
65.	Quorum at Board Meetings	44
66.	Board to Continue in the Event of Vacancy	45
67.	Chairman to Preside	45
68.	Written Resolutions	45
69.	Validity of Prior Acts of the Board	45
70.	Minutes	45
71.	Place Where Corporate Records Kept	46
72.	Form and Use of Seal	46
ACCOUNTS		46
73.	Books of Account	46
74.	Financial Year End	46
AUDITS		47
75.	Annual Audit	47
76.	Appointment of Auditor	47
77.	Remuneration of Auditor	47
78.	Duties of Auditor	47
79.	Access to Records	47
80.	Financial Statements	47
81.	Distribution of Auditor’s report	48
82.	Vacancy in the Office of Auditor	48
VOLUNTARY WINDING-UP AND DISSOLUTION		48
83.	Winding-Up	48
SUBMISSION TO THE JURISDICTION		48
84.	Submission to the Jurisdiction	48
CHANGES TO CONSTITUTION		49
85.	Changes to Bye-laws	49
86.	Changes to the Memorandum of Association	49
87.	Discontinuance	49
88.	Merger, Amalgamation, Consolidation or Business Combination	49

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INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981 as amended from time to time;

affiliate	means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise;

Alternate Director	an alternate director appointed in accordance with these Bye-laws;

AmTrust Holder	AmTrust Financial Services, Inc.;

AmTrust Registration and Investor Rights Agreement	that certain Registration and Investor Rights Agreement, dated as of the date of the Closing, by and between the Company and the AmTrust Holder, as it may be further amended, modified or supplemented from time to time;

Auditor	includes an individual or partnership;

Beneficial Owner	shall have the meaning set forth in the respective Registration and Investor Rights Agreement, as applicable;

Board	the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Closing	the closing of the transactions contemplated by the Combination Agreement;

Code	the United States Internal Revenue Code of 1986, as amended;

Combination Agreement	That certain Combination Agreement, dated as of December 29, 2024, by and among the Maiden Holdings, Ltd., Kestrel Group LLC, all of the equityholders of Kestrel Group LLC, Ranger U.S. Newco LLC, Ranger Bermuda Merger Sub Ltd, the Company and Ranger Merger Sub 2 LLC (as it may be further amended, modified or supplemented from time to time).

Company	the company for which these Bye-laws are approved and confirmed;

Director	a director of the Company and shall include an Alternate Director;

Executive Holder Designee	shall mean each of the Kestrel Executive Holder Designees and the AmTrust Executive Holder Designee, as applicable;

Governmental Authority	any government, legislature, political subdivision, court, board, regulatory or administrative agency, self-regulatory agency, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local, foreign or multinational;

Holder	shall mean each of the AmTrust Holder and the Kestrel Holder, as appliable;

Holder Designee	shall have the meaning set forth in the respective Registration and Investor Rights Agreements, as applicable;

indirect	when referring to a holder or owner of shares, ownership of shares within the meaning of section 958(a)(2) of the Code;

Independent Holder Designee	shall mean each of the Kestrel Independent Holder Designees and the AmTrust Independent Holder Designees, as applicable;

Insurance Laws	a Law applicable to the business of insurance or reinsurance (including intermediaries) or the regulation of insurance companies, reinsurance companies and insurance and reinsurance intermediaries, whether federal, national, provincial, state, local, foreign or multinational;

Insurance Regulator	a Governmental Authority regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies, under Insurance Laws;

Kestrel Holder	Kestrel Intermediate Ledbetter Holdings LLC;

Kestrel Registration and Investor Rights Agreement	that certain Registration and Investor Rights Agreement, dated as of the date of the Closing, by and between the Company and the Kestrel Holder, as it may be further amended, modified or supplemented from time to time;

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Permitted Transferee	shall have the meaning set forth in the respective Registration and Investor Rights Agreements;

Person	an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of members referred to in these Bye-laws;

Registration and Investor Rights Agreements	collectively, the AmTrust Registration and Investor Rights Agreement and the Kestrel Registration and Investor Rights Agreements, as they may be further amended, modified or supplemented from time to time;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; and

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and

(e)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3	In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1	Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

2.2	Without limitation to the provisions of Bye-law 4, subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

2.3	Notwithstanding the foregoing or any other provision of these Bye-laws, the Company may not issue any shares in a manner that the Board determines in its sole discretion may result in a non de minimis adverse tax, legal or regulatory consequence to the Company, or any of its subsidiaries or any direct or indirect holder of shares or its affiliates.

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

3.3	Notwithstanding the foregoing or any other provision of these Bye-laws, any such purchase or acquisition may not be made if the Board determines in its sole discretion that the purchase or acquisition may result in a non de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of shares or its affiliates.

4.	Rights Attaching to Shares

4.1	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital shall consist of at least one class of common shares (the “Common Shares”), the holders of which shall, subject to these Bye-laws:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.2	The Board is authorised to provide for the creation and issuance of preference shares (the “Preference Shares”) in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). Notwithstanding the foregoing or any other provision of these Bye-laws, the Company shall not vary or alter the rights attaching to any class of shares if the Board, after taking into account any adjustments to or restrictions on exercise of voting rights under Bye-laws 34-37 (inclusive), determines in its sole discretion that any non de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holders of shares or its affiliates may result from such variation. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)	the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d)	whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)	whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)	the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series; and

(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.3	Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

4.4	At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.5	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Calls on Shares

5.1	The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	Any amount which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to forfeiture, payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up or become payable.

6.	Restrictions on Transfer of Registered Shares

6.1	To ensure the preservation of certain tax attributes for the benefit of the Company and its Member(s), certain restrictions on the transfer of Company Securities (as defined below) are hereby established as more fully set forth in this Bye-law 6.

6.2	Definitions. For purposes of this Bye-law 6, the following terms shall have the meanings indicated (and any references to any portions of Treasury Regulation Sections 1.382-2T, 1.382-3, 1.382-4 and 1.1502-92 shall include any successor provisions):

“Acquiring Group” means any group of Persons where one or more Persons in such group acquires or seeks to acquire beneficial ownership of Company Securities and one or more other Persons in such group acquires or seeks to acquire beneficial ownership of Company Group Securities other than Company Securities (other than an indirect acquisition solely as a result of the acquisition of Company Securities) pursuant to a plan or arrangement within the meaning of Treasury Regulations Section 1.1502-92(c)(3)(i).

“Agent” means an agent designated by the Board.

“Company Group Securities” means (i) Company Securities and (ii) any other interests of any of the Company’s consolidated subsidiaries for U.S. federal income tax purposes designated as stock by the Board as disclosed in a United States Securities and Exchange Commission (the “SEC”) filing by the Company.

“Company Securities” means (i) Common Shares and (ii) any other interest designated as a “share” or “stock” of the Company by the Board, as disclosed in an SEC filing by the Company.

“Company U.S. Consolidated Group” means the U.S. federal income tax consolidated group of which the Company U.S. Consolidated Group Parent is the common parent and any successor to such consolidated group by operation of law or otherwise.

“Company U.S. Consolidated Group Parent” means Maiden Holdings North America and any successor to Maiden Holdings North America by operation of law or otherwise.

“Excess Securities” means Company Securities that are the subject of the Prohibited Transfer.

“Maiden Holdings North America” means Maiden Holdings North America, Ltd., a Delaware corporation.

“Percentage Stock Ownership” means the percentage stock ownership interest in the Company U.S. Consolidated Group Parent of any Person for purposes of Section 382 of the Tax Code as determined in accordance with Treasury Regulation Sections 1.382-2T(g), (h), (j) and (k) and 1.382-4 (i.e., the constructive ownership and attribution rules of the regulations); provided, that (1) if any Person is a member of an Acquiring Group, such Person’s Percentage Stock Ownership in the Company U.S. Consolidated Group Parent shall take into account any ownership of additional shares of stock treated as issued by the Company U.S. Consolidated Group Parent under Treasury Regulations Section 1.1502-92 as a result of the Acquiring Group’s planned or actual acquisition of the Company Group Securities (applying such sections with reference to the Company U.S. Consolidated Group Parent as the common parent, including under supplemental rules for determining an ownership change and treating the Company U.S. Consolidated Group Parent as having “actual knowledge” of all plans and acquisitions of Company Group Securities for purposes of applying Treasury Regulations Section 1.1502-92(c)(2)(iii)), (2) for purposes of applying Treasury Regulation Section 1.382-2T(k)(2), the Company U.S. Consolidated Group Parent shall be treated as having “actual knowledge” of the beneficial ownership of all interests in the Company U.S. Consolidated Group Parent attributable to outstanding Company Group Securities that would be attributed to any individual or entity, and (3) for the sole purpose of determining the Percentage Stock Ownership of any Person that is an entity (and not for the purpose of determining the Percentage Stock Ownership of any other Person), Company Group Securities held by such Person shall not be treated as no longer owned by such Person pursuant to Treasury Regulation Section 1.382-2T(h)(2)(i)(A).

“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, association unincorporated association or organization, trust or similar entity, provided, that, for all purposes of this Bye-law 6, any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of stock within the meaning of Treasury Regulation Section 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation Section 1.382-3(a)(1) shall be treated as a “Person,” and references to any Person shall include any successor (by merger or otherwise) of any such Person.

“Prohibited Distributions” means any dividends or other distributions that were received by the Purported Transferee from the Company with respect to the Excess Securities received by a Purported Transferee.

“Purported Transferee” has the meaning provided for in Bye-law 6.3.

“Proposed Transaction” has the meaning provided for in Bye-law 6.4.2.

“Prohibited Transfer” means any purported Transfer of Company Securities to the extent that such Transfer is prohibited and/or void under this Bye-law 6.

“Restriction Release Date” means the earliest of:

(a)	the repeal, amendment or modification of Section 382 of the Tax Code (and any comparable successor provisions) in such a way as to render the restrictions imposed by Section 382 of the Tax Code no longer applicable to the Company U.S. Consolidated Group;

(b)	the beginning of a taxable year of the Company U.S. Consolidated Group (or any successor thereof) in which the Board determined that no Tax Benefits are available;

(c)	the date selected by the Board if the Board determines that the limitation amount imposed by Section 382 of the Tax Code as of such date in the event of an “ownership change” of the Company U.S. Consolidated Group Parent (as defined in Section 382 of the Tax Code and Treasury Regulation Sections 1.1502-91 et seq.) would not be materially less than the Tax Benefits available to the Company U.S. Consolidated Group; and

(d)	the date selected by the Board if the Board determines that it is in the best interests of the Company’s Members for the restrictions set forth in Bye-law 6.3 to be removed or released.

“Request” has the meaning provided for in Bye-law 6.4.2.

“Requesting Person” has the meaning provided for in Bye-law 6.4.2.

“Substantial Shareholder” means a Person with a Percentage Stock Ownership of 4.9% or more.

“Tax Benefit” means any net operating loss carryovers, capital loss carryovers, excess interest deduction carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Tax Code, of the Company U.S. Consolidated Group or any member thereof.

“Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Testing Period” means the 3-year period ending on the day of an owner shift involving a “5-percent shareholder” within the meaning of Section 382 of the Tax Code.

“Transfer” means the acquisition, directly, indirectly or constructively, of ownership of Company Securities by any means, including, without limitation, (i) the creation or grant of any pledge (or other security interest), right or option with respect to Company Securities, including an option within the meaning of Treasury Regulation Section 1.382-4(d)(9), (ii) the exercise of any such pledge, right or option, or (iii) any other transaction treated under the applicable rules under Section 382 of the Tax Code as a direct, indirect or constructive acquisition (including the acquisition of an ownership interest in a Substantial Shareholder), provided, that “Transfer” shall not include any such acquisition unless, as a result, there would be an increase in any Person’s Percentage Stock Ownership.

“Treasury Regulations” shall mean the regulations promulgated under the Tax Code.

6.3	Prohibited Transfers. Any attempted Transfer of Company Securities prior to the Restriction Release Date, or any attempted Transfer of Company Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio insofar as it purports to transfer ownership or rights in respect of such stock to the purported transferee of a Prohibited Transfer (a “Purported Transferee”) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person shall become a Substantial Shareholder other than by reason of Treasury Regulation Section 1.382-2T(j)(3) or (2) the Percentage Stock Ownership interest of any Substantial Shareholder shall be increased.

6.4	Exceptions; Authorized Transfers.

6.4.1	The restrictions set forth in Bye-law 6.3 (1) shall come into effect and apply to any Transfer or portion thereof that results in the aggregate Percentage Stock Ownership of one or more Substantial Shareholders increasing by more than thirty-five (35) percentage points over the lowest Percentage Stock Ownership owned by such Substantial Shareholders at any point during the Testing Period, and shall remain in effect until the earlier of (a) the Restriction Release Date, and (b) the date on which the aggregate Percentage Stock Ownership of one or more Substantial Shareholders is no longer more than thirty-five (35) percentage points above the lowest Percentage Stock Ownership owned by such Substantial Shareholders at any point during the relevant Testing Period, and (2) shall not apply to an attempted Transfer if such Transfer is (a) made as part of certain transactions approved by the Board in accordance with this Bye-law 6.4.1, or (b) to the Company.

6.4.2	The restrictions contained in this Bye-law 6 are for the purposes of reducing the risk that any “ownership change” (as defined in Section 382 of the Tax Code) with respect to the Company U.S. Consolidated Group may limit the Company U.S. Consolidated Group’s ability to utilize its Tax Benefits. In connection therewith, and to provide for effective policing of these provisions, any Person or Acquiring Group that desires to acquire Company Securities in an otherwise Prohibited Transfer (a “Requesting Person”) shall, prior to the date of such transaction for which the Requesting Person seeks authorization (the “Proposed Transaction”), request in writing (a “Request”) that the Board review the Proposed Transaction and authorize or not authorize the Proposed Transaction in accordance with this Bye-law 6.4. A Request shall be mailed or delivered to the Secretary of the Company at the Company’s principal place of business. Such Request shall be deemed to have been received by the Company when actually received by the Company. A Request shall include: (1) the name, address and telephone number of the Requesting Person; (2) the Percentage Stock Ownership then beneficially owned by the Requesting Person (without regard to the ownership of Company Group Securities in any subsidiary of the Company), the then number and percentage (by class) of any Company Group Securities in any subsidiary of the Company beneficially owned by the Requesting Person, and the then number and percentage (by class) of any Company Group Securities in any subsidiary of the Company beneficially owned by any Acquiring Group of which the Requesting Person is a member (and the names and relationship of the Persons within the Acquiring Group); (3) a reasonably detailed description of the Proposed Transaction or Proposed Transactions for which the Requesting Person seeks authorization; and (4) a request that the Board authorize the Proposed Transaction or Proposed Transactions, as applicable, pursuant to this Bye-law 6.4. The Board shall respond to each Request within 20 business days of receiving such Request, and the failure of the Board to respond during such 20 business day period shall be deemed to be a consent to the Transfer; provided, that, the Board may respond by requesting additional information, indicating it requires additional time to consider the Request or in another reasonable manner. The Board shall authorize a Proposed Transaction unless the Board determines in good faith that the Proposed Transaction, considered alone or with other transactions (including, without limitation, past, concurrent, contemplated or anticipated transactions (whether by the Company, by another Person pursuant to a Request or otherwise, whether or not the transaction was a Prohibited Transfer) and transactions involving Company Group Securities (including issuances and redemptions) not currently contemplated but which, in the business judgment of the Board, the Company should retain the flexibility to pursue) would create a material risk that the Tax Benefits may be jeopardized as a result of the application of Sections 382 and 383 of the Tax Code, allowing for a reasonable margin of safety; provided, that, if multiple Requests are submitted to the Board at approximately the same time and all such Requests would not be approved pursuant to this sentence, the Board may determine any reasonable method to apply the provisions of this sentence to such Requests. Any determination by the Board not to authorize a Proposed Transaction shall cause such Proposed Transaction to continue to be treated as a Prohibited Transfer. The Board may impose any conditions that it deems reasonable and appropriate in connection with authorizing any Proposed Transaction, including requiring an affidavit or representations from such Requesting Person or opinions of counsel to be rendered by counsel selected by the Requesting Person (and reasonably acceptable to the Board), in each case, as to such matters as the Board may reasonably determine with respect to the preservation of the Tax Benefits. Any Requesting Person who makes a Request to the Board shall reimburse the Company, within 30 days of demand therefor, for all reasonable out-of-pocket costs and expenses incurred by the Company with respect to evaluating the Proposed Transaction of such Requesting Person, including, without limitation, the Company’s reasonable costs and expenses incurred in determining whether to authorize the Proposed Transaction, which costs may include, but are not limited to, any reasonable expenses of counsel and/or tax advisors engaged by the Board to advise the Board or deliver an opinion thereto. The Board may require, as a condition to its consideration of the Request, that the Requesting Person execute an agreement in form and substance reasonably satisfactory to the Company providing for the reimbursement of such costs and expenses. Any authorization of the Board hereunder may be given prospectively or retroactively.

6.4.3	The Board may determine that the restrictions set forth in Bye-law 6.3 shall not apply to any particular transaction or transactions, whether or not a request has been made to the Board, including a Request pursuant to this Bye-law 6.4, subject to any conditions that it deems reasonable and appropriate in connection therewith. Any determination of the Board hereunder may be made prospectively or retroactively.

6.4.4	The Board or any committee appointed by the Board, to the fullest extent permitted by law, may exercise the authority granted by this Bye-law 6 through duly authorized officers or agents of the Company. Nothing in this Bye-law 6.4 shall be construed to limit or restrict the Board in the exercise of its fiduciary duties under applicable law.

6.4.5	Notwithstanding anything to the contrary in this Bye-law 6, the restrictions contained in this Bye-law 6 shall not apply to (1) any transaction contemplated by the Combination Agreement or (2) any Transfer of Company Group Securities by the Company or any affiliate thereof as compensation for services.

6.5	Legend; Notation. The Board may require that any certificates representing shares of Company Securities issued prior to the Restriction Release Date contain a conspicuous legend in substantially the following form, or as may otherwise be determined by the Board, evidencing the restrictions set forth in this Bye-law 6:

“THE BYE-LAWS OF THE COMPANY, AS THE SAME MAY BE AMENDED AND RESTATED FROM TIME TO TIME (THE “BYE-LAWS OF THE COMPANY”), CONTAIN CERTAIN RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE BYE-LAWS OF THE COMPANY) OF COMPANY SECURITIES (AS DEFINED IN THE BYE-LAWS OF THE COMPANY) WITHOUT THE PRIOR AUTHORIZATION OF THE COMPANY’S BOARD OF DIRECTORS IN ACCORDANCE WITH THE BYE-LAWS OF THE COMPANY IF SUCH TRANSFER MAY AFFECT THE PERCENTAGE OF STOCK OF THE COMPANY (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME, AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A “SUBSTANTIAL SHAREHOLDER” AS DEFINED IN THE BYE-LAWS OF THE COMPANY. A COMPLETE AND CORRECT COPY OF THE BYE-LAWS OF THE COMPANY SHALL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

The Company shall have the power to make appropriate notations upon its share transfer records and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Bye-law 6 for any uncertificated Company Securities or Company Securities held in an indirect holding system, and the Company shall provide notice of the restrictions on transfer and ownership to holders of uncertificated shares in accordance with applicable law.

6.6	Treatment of Excess Securities.

6.6.1	No officer, employee or agent of the Company shall record any Prohibited Transfer, and the Purported Transferee shall not be recognized as a Member of the Company for any purpose whatsoever in respect of the Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of Members of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, such Company Securities shall cease to be Excess Securities. For this purpose, any transfer of Excess Securities not in accordance with the provisions of this Bye-law 6.6 shall also be a Prohibited Transfer.

6.6.2	If the Board determines that a Transfer of Company Securities constitutes a Prohibited Transfer pursuant to Bye-law 6.3, then, upon written demand by the Company, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Company, the Excess Securities transferred to it in one or more arm’s-length transactions (over the New York Stock Exchange or other national securities exchange on which Company Securities may be traded, if possible, or otherwise privately); provided, however, that the Agent shall use reasonable efforts to effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for Company Securities or otherwise would adversely affect the value of Company Securities. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Company grants written permission to the Purported Transferee to retain all or a portion of such sales proceeds to the extent not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Bye-law 6.6.3 if the Agent rather than the Purported Transferee had resold the Excess Securities.

6.6.3	The Agent shall apply any proceeds or any other amounts received by it in accordance with this Bye-law 6.6.3 as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its reasonable costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or in the case of any Prohibited Transfer by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, (1) calculated on the basis of the closing market price for Company Securities on the day before the Prohibited Transfer, (2) if Company Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the relevant inter-dealer quotation service or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (3) if Company Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined in good faith by the Board), which amount shall be determined at the discretion of the Board; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Tax Code (or any comparable successor provision) selected by the Board; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a greater than 4.9% Percentage Stock Ownership, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 4.9% Percentage Stock Ownership interest shall be paid to two or more organizations qualifying under Section 501(c)(3) of the Tax Code selected by the Board, such that no organization qualifying under Section 501(c)(3) of the Tax Code shall be deemed to possess a Percentage Stock Ownership in excess of 4.9%. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (B) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Bye-law 6.6 inure to the benefit of the Company.

6.6.4	In the event of any Transfer that does not involve a transfer of Company Securities within the meaning of the laws of Bermuda, but that would cause a Substantial Shareholder to violate any restriction on Transfer provided for in Bye-law 6.3, the application of Bye-laws 6.6.2 and 6.6.3 shall be modified as described in this Bye-law 6.6.4. In such case, no such Substantial Shareholder shall be required to dispose of any interest that is not a Company Security, but such Substantial Shareholder and/or any Person or Acquiring Group whose ownership of Company Securities is attributed to or taken into account with respect to such Substantial Shareholder shall, in the case of Bye-law 6.6.2, be deemed to have disposed of and shall be required to dispose of sufficient Company Securities (which Company Securities shall be disposed of in the inverse order in which they were acquired) to cause such Substantial Shareholder, following such disposition, not to be in violation of this Bye-law 6. Such disposition or process shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Company Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Bye-laws 6.6.2 and 6.6.3, except that the maximum aggregate amount payable either to such Substantial Shareholder, or to such other Person or Acquiring Group that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value (determined in accordance with Bye-law 6.6.3) of such Excess Securities at the time of the purported Transfer. All such reasonable expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Substantial Shareholder or such other Person or Acquiring Group. The purpose of Bye-law 6.6.4 is to extend the restrictions in Bye-laws 6.3 and 6.6.2 to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and this Bye-law 6.6.4, along with the other provisions of this Bye-law 6, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Company Securities.

6.6.5	If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within 30 days from the date on which the Company makes a written demand pursuant to Bye-law 6.6.2, then the Company shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Bye-law 6.6.5 shall (A) be deemed to be inconsistent with any Transfer of the Excess Securities provided in this Bye-law 6 to be void ab initio, or (B) preclude the Company in its discretion from immediately instituting legal proceedings without a prior demand. The Board or a committee thereof may authorize such additional actions as it deems advisable to give effect to the provisions of this Bye-law 6.

6.6.6	The Company shall make the written demand described in Bye-law 6.6.2 within 30 days of the date on which the Board determines that the attempted Transfer would result in Excess Securities; provided, however, that, if the Company makes such demand at a later date, the provisions of this Bye-law 6 shall apply nonetheless. No failure by the Company to act within the time periods set forth in Bye-law 6.6 shall constitute a waiver or loss of any right of the Company under this Bye-law 6.

6.7	Obligation to Provide Information. Any Person that is a beneficial, legal or record holder of Company Securities or a member of an Acquiring Group, and any proposed transferor or transferee and any Person controlling, controlled by or under common control with the proposed transferor or transferee, shall as and to the extent reasonably requested in writing by the Company, use commercially reasonable efforts promptly to provide such information that the Company may request as may be necessary from time to time in order to determine compliance with this Bye-law 6) or the status of the Tax Benefits. For the avoidance of doubt, notwithstanding anything to the contrary in this Bye-law 6.7, in no event will any Person have any obligation to provide any such information that such Person determines, in its reasonable judgment, it is legally or contractually prohibited from disclosing; provided, that the Board may decline to authorize a Proposed Transaction, notwithstanding any provision of Bye-law 6.4.2 to the contrary, if any Requesting Person does not provide any information reasonably requested by the Company.

6.8	Board Authority.

6.8.1	The Board or any committee thereof shall have the power to interpret or determine in its sole discretion all matters necessary for assessing compliance with this Bye-law 6, including, without limitation, (i) the identification of Substantial Shareholders or Acquiring Groups, (ii) whether a Transfer is a Prohibited Transfer, (iii) whether to exempt a Transfer from the restrictions of Bye-law 6.3, (iv) the Percentage Stock Ownership of any Substantial Shareholder, (v) whether an instrument constitutes a Company Group Security, (vi) the amount (or fair market value) due to a Purported Transferee pursuant to clause (B) of Bye-law 6.6.3, and (vii) any other matters which the Board or such committee determines to be relevant; and the good faith determination of the Board or such committee on such matters shall be conclusive and binding for all the purposes of this Bye-law 6.

6.8.2	In addition, the Board or any committee thereof may, to the extent permitted by law, from time to time establish, modify, amend or rescind regulations and procedures of the Company not inconsistent with the provisions of this Bye-law 6 for purposes of determining whether any Transfer of Company Securities would jeopardize the Company U.S. Consolidated Group’s ability to preserve and use the Tax Benefits and for the application, administration and implementation of this Bye-law 6.

6.8.3	Nothing contained in this Bye-law 6 shall limit the authority of the Board or a committee thereof to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Company U.S. Consolidated Group and the Company’s Members in preserving the Tax Benefits, including the implementation of restrictions on dispositions or sales of Company Securities that result in a decrease of a Substantial Shareholder’s Percentage Stock Ownership. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board or any committee thereof may, by adopting a written resolution, (A) apply a modified ownership interest percentage in the Company or the Persons covered by this Bye-law 6, (B) apply modified definitions of any terms set forth in this Bye-law 6 or (C) apply the terms of this Bye-law 6 with such modifications as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board or committee shall not cause there to be applied such modification unless it determines that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Members of the Company shall be notified of such determination through a filing with the SEC or such other method of notice as the Company deems appropriate.

6.8.4	In the case of an ambiguity in the application of any of the provisions of this Bye-law 6, including any definition used herein, the Board shall have the power to determine the application of such provisions. In the event this Bye-law 6 requires an action by the Board but fails to provide specific guidance with respect to such action, the Board or any committee thereof shall have the power to determine the action to be taken. All such actions, calculations, interpretations and determinations that are done or made by the Board shall be conclusive and binding on the Company, the Agent and all other parties for all other purposes of this Bye-law 6. The Board may delegate all or any portion of its duties and powers under this Bye-law 6 to a committee of the Board as it deems necessary or advisable, and, to the Board and such committee may exercise the authority granted by this Bye-law 6 through duly authorized officers or agents of the Company. Nothing in this Bye-law 6 shall be construed to limit or restrict the Board in the exercise of its fiduciary duties under applicable law.

6.9	Reliance. To the fullest extent permitted by law, the Company and the members of the Board or any committee thereof shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer, the Secretary or the corporate controller of the Company or of the Company’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Bye-law 6, and the members of the Board shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Company Securities owned by any Member, the Company is entitled to rely on the existence and absence of filings of Schedule 13D, 13F or 13G under the Securities Exchange Act of 1934, or similar statements, reports or other filings, as of any date, subject to its actual knowledge of the ownership of Company Securities.

6.10	Benefits of this Bye-law. Nothing in this Bye-law 6 shall be construed to give to any Person other than the Company, the Agent and members of the Board and such committee thereof any legal or equitable right, remedy or claim under this Bye-law 6. This Bye-law 6 shall be for the sole and exclusive benefit of the Company, the Agent and members of the Board or any such committee thereof.

6.11	Severability. The purpose of this Bye-law 6 is to facilitate the Company U.S. Consolidated Group’s and its subsidiaries ability to maintain or preserve its Tax Benefits. If any provision of this Bye-law 6 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Bye-law 6.

6.12	Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Company or the Agent under this Bye-law 6, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

7.	Forfeiture of Shares

7.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call (the “Company”)

You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 20[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 20[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 20[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [ ] day of [ ], 20[ ]

[Signature of Secretary] By Order of the Board

7.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

7.3	A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

7.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	Share Certificates

8.1	Every Member shall be entitled to a certificate under the common seal of the Company or bearing the signature (or a facsimile thereof) of a Director or Secretary or a person expressly authorized to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

8.3	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.4	Notwithstanding any provisions of these Bye-laws:

(a)	the Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)	unless otherwise determined by the Directors and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	Register of Members

10.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

10.2	The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.	Transfer of Registered Shares

12.1	Subject to the Act and to such of the exceptions and restrictions contained in these Bye-Laws as may be applicable, including for the avoidance of doubt Bye-law 6, any Member may transfer all or any of their shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

12.2	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

(the “Company”)

FOR VALUE RECEIVED……………….. [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [ ] day of [ ], 20[ ]

Signed by: In the presence of:

Transferor Witness

Transferee Witness

12.3	Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid up share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

12.4	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

12.5	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.6	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up. The Board shall refuse to register a transfer (x) unless all applicable consents, authorisations and permissions of any Governmental Authority in Bermuda have been obtained or (y) if such transfer is not made in accordance with the provisions of Regulation S under the United States Securities Act of 1933, as amended, pursuant to registration under such Securities Act or pursuant to an available exemption from registration under such Securities Act. The Board may decline to approve or register or permit the registration of any transfer of shares if it appears to the Board that any non de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its affiliates would result from such transfer. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

12.7	Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

12.8	The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine; provided that such registration shall not be suspended for more than forty five days in any period of three hundred and sixty five (365) consecutive days.

12.9	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

13.	Transmission of Registered Shares

13.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

13.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
(the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 20[ ]

Signed by: In the presence of:

Transferor Witness

Transferee Witness

13.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

13.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

13.5	All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares, including for the avoidance of doubt Bye-law 6, shall be applicable to any such notice or instrument of transfer as aforesaid in this Bye-law 13 as if the death of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Member.

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital

14.1	The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act. Notwithstanding the foregoing or any other provision of these Bye-laws, the Company shall not vary or alter the rights attaching to any class of shares if the Board, after taking into account any adjustments to or restrictions on exercise of voting rights under Bye-laws 34-37 (inclusive), determines in its sole discretion that any non de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holders of shares or its affiliates may result from such variation.

14.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.	Variation of Rights Attaching to Shares

15.1	If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of at least a majority of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

15.2	Notwithstanding the foregoing or any other provision of these Bye-laws, the Company shall not vary or alter the rights attaching to any class of shares if the Board, after taking into account any adjustments to or restrictions on exercise of voting rights under Bye-law 34, determines in its sole discretion that any non de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holders of shares or its Affiliates may result from such variation.

DIVIDENDS AND CAPITALISATION

16.	Dividends

16.1	The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

16.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

16.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

16.4	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

17.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.	Method of Payment

18.1	Any dividend or other moneys payable in respect of a share may be paid by cheque or warrant sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.

18.2	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

18.3	Any dividend and or other moneys payable in respect of a share which has remained unclaimed for 7 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

18.4	The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law 18.4 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

19.	Capitalisation

19.1	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid up bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

19.2	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid up shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

20.	Annual General Meetings

The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the Chief Executive Officer or the Chairman (if any) or the Board shall appoint.

21.	Special General Meetings

The Chief Executive Officer or the Chairman (if any) or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

22.	Requisitioned General Meetings

The Board shall not be required to convene a special general meeting upon the requisition of Members, except to the extent required by applicable law, including the Act.

23.	Notice

23.1	At least 21 days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

23.2	At least 21 days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

23.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

23.4	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

23.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.	Giving Notice and Access

24.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person; or

(b)	by sending it by letter mail or courier to such Member’s address in the Register of Members; or

(c)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or

(d)	in accordance with Bye-law 24.4.

24.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3	Any notice (save for one delivered in accordance with Bye-law 24.4) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means.

24.4	Where a Member indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

24.5	In the case of information or documents delivered in accordance with Bye-law 24.4, service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

25.	Postponement or Cancellation of General Meeting

The Chairman or the Chief Executive Officer may, and the Secretary on instruction from the Chairman or the Chief Executive Officer shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Members in accordance with these Bye-laws.

26.	Electronic Participation and Security at General Meetings

26.1	Members may participate in any general meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

26.2	The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

27.	Quorum at General Meetings

27.1	At any general meeting two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business; provided, however that if the Company or a class of Members shall have only one Member, one Member present in person or by proxy shall constitute the necessary quorum for the Company or such class, as applicable.

27.2	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

28.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not, the Chief Executive Officer, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Voting on Resolutions

29.1	Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

29.2	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote for each voting share (subject to any adjustments or eliminations of voting power of any shares pursuant to Bye-law 34) of which such person is the holder or for which such person holds a proxy and such votes shall be counted in the manner set out in Bye-law 30.4.

29.3	In the event that a Member participates in a general meeting by telephone, electronic or other communications facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

29.4	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.5	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

30.	Power to Demand a Vote on a Poll

30.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

30.2	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy (subject to any adjustments or eliminations of voting power of any shares pursuant to Bye-law 34) and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communications facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

30.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

30.4	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken. Each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communications facilities or means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose. The result of the poll shall be declared by the chairman of the meeting.

31.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.	Votes of Members - General

Subject to the provisions of Bye-law 34 below, and subject to any rights and restrictions for the time being attached to any class or classes or series of shares, every Member shall have one vote for each share carrying the right to vote on the matter in question of which he is the holder. Notwithstanding any other provisions of these Bye-laws, all determinations in these Bye-laws that are made by or subject to a vote or approval of Members shall be based upon the voting power of such Members’ shares as determined pursuant to Bye-law 34.

33.	[RESERVED]

34.	Adjustments of Voting Power

Any shares shall not carry any right to vote to the extent that the Board of Directors determines that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its affiliates.

35.	Notice

In the event the Board adjusts the voting power of any shares pursuant to Bye-law 34, the Board shall promptly notify each Member in writing of the voting power conferred by its shares as determined in accordance with Bye-law 34 after the analysis with respect to any adjustment is completed. Prior to the meeting on which Members shall vote on any matter, the Board may, in its sole discretion, (1) retain the services of an internationally recognized accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of Bye-law 34 and (2) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to Bye-law 34. For the avoidance of doubt, any failure by the Board to take any of the actions described in this Bye-law 35 shall not invalidate any votes cast or the proceedings at the meeting.

36.	Board Determination Binding

Any determination by the Board as to any adjustments or eliminations of voting power of any shares made pursuant to Bye-law 34 shall be final and binding and any vote taken based on such determination shall not be capable of being challenged solely on the basis of such determination.

37.	Requirement to Provide Information and Notice

37.1	The Board shall have the authority to request from any direct or indirect holder of shares, and such holder of shares shall provide, such information as the Board may reasonably request for the purpose of determining whether any holder’s voting rights are to be adjusted. If such holder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may determine in its sole discretion that such holder’s shares shall carry no voting rights in which case such holder shall not exercise any voting rights in respect of such shares until otherwise determined by the Board.

37.2	[RESERVED].

37.3	Notwithstanding the foregoing, no Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under Bye-law 37.1.

37.4	Any information provided by any Member to the Company pursuant to this Bye-law 37 or for purposes of making the analysis required by Bye-law 34, shall be deemed “confidential information” (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by such Bye-law (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the U.S. Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-law or (iii) as otherwise required by applicable law or regulation.

37.5	At the written request of a Member, the Confidential Information of such Member shall be destroyed or returned to such Member after the later to occur of (i) such Member no longer being a Member or (ii) the last day of the seventh year after the year during which the confidential information was obtained by the Company, provided, that the Board may determine that such confidential information should instead be retained for a longer period in order to avoid adverse tax, legal or regulatory consequences to the Company, any of its subsidiaries or any direct or indirect holder of shares.

38.	Instrument of Proxy

38.1	A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

Proxy
(the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [ ] day of [ ], 20[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [ ] day of [ ], 20[ ]

Member(s)

or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

38.2	The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

38.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

38.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

39.	Representation of Corporate Member

39.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

39.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

40.	Adjournment of General Meeting

40.1	The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

40.2	In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

40.3	Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

41.	[RESERVED]

42.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

43.	[RESERVED]

44.	[RESERVED]

DIRECTORS AND OFFICERS

45.	Election of Directors

45.1	Bye-laws 45.2, 45.3 and 45.4 shall be effective upon, and only upon, the Closing.

45.2	The Board shall consist of such number of Directors being not less than three (3) Directors and not more than a maximum number of eleven (11) Directors, or as such minimum or maximum numbers of Directors as the Board may from time to time determine. The size of the Board as of the Closing shall be seven (7) Directors.

45.3

45.3.1	As of the Closing, the individuals named as Executive Holder Designees in the Kestrel Registration and Investor Rights Agreement (each of such individuals and any successor nominated by (x) the Kestrel Holder (so long as the Kestrel Holder (or its Permitted Transferee(s)) collectively with its Affiliates continues to be the Beneficial Owner of at least twenty-five percent (25%) of the Common Shares issued by the Company to the Kestrel Holder at the Closing (the “Kestrel Initial Shares”)) or (y) the Permitted Transferee(s) that are Beneficial Owner(s) of at least twenty-five percent (25%) of the Kestrel Initial Shares, each, a “Kestrel Executive Holder Designee”), and the individuals named as Independent Holder Designees in the Kestrel Registration and Investor Rights Agreement (each of such two (2) individuals and any successor nominated by (x) the Kestrel Holder (so long as the Kestrel Holder continues to be the Beneficial Owner of at least five percent (5%) of the issued and outstanding Common Shares and at least twenty-five percent (25%) of the Kestrel Initial Shares) or (y) the Permitted Transferee(s) that are Beneficial Owner(s) of at least five percent (5%) of the issued and outstanding Common Shares and at least twenty-five percent (25%) of the Kestrel Initial Shares, each, a “Kestrel Independent Holder Designee,” and together with the Kestrel Executive Holder Designees, collectively, the “Kestrel Holder Designees”) shall be appointed to the Board.

45.3.2	As of the Closing, the individual named as Executive Holder Designee in the AmTrust Registration and Investor Rights Agreement (such individual and any successor nominated by (x) the AmTrust Holder (so long as the AmTrust Holder (or its Permitted Transferee(s)) collectively with its Affiliates continues to be the Beneficial Owner of at least twenty-five percent (25%) of the Common Shares issued by the Company to the AmTrust Holder at the Closing (the “AmTrust Initial Shares”)) or (y) the Permitted Transferee(s) that are Beneficial Owner(s) of at least twenty-five percent (25%) of the AmTrust Initial Shares, the “AmTrust Executive Holder Designee”), and the individuals named as Independent Holder Designees in the AmTrust Registration and Investor Rights Agreement (each of such two (2) individuals and any successor nominated by (x) the AmTrust Holder (so long as the AmTrust Holder continues to be the Beneficial Owner of at least five percent (5%) of the issued and outstanding Common Shares and at least twenty-five percent (25%) of the AmTrust Initial Shares) or (y) the Permitted Transferee(s) that are Beneficial Owner(s) of at least five percent (5%) of the issued and outstanding Common Shares and at least twenty-five percent (25%) of the AmTrust Initial Shares, each, a “AmTrust Independent Holder Designee,” and together with the AmTrust Executive Holder Designee, collectively, the “AmTrust Holder Designees”) shall be appointed to the Board.

45.3.3	Each Holder, for so long as they are a Member of the Company, shall have the right to remove any Executive Holder Designee nominated by such Holder and appointed or elected as a Director at any time and at their sole discretion by delivering written notice to the Company.

45.3.4	For so long as any Holder is entitled to nominate at least one (1) Holder Designee (as defined in the applicable Registration and Investor Rights Agreement) for inclusion in the Company’s slate of Director nominees pursuant to Bye-law 45.4, the Company shall not increase the size of the Board without the prior written consent of such Holder.

45.4

45.4.1	At each meeting of the Members at which an election of Directors occurs, (x) the Kestrel Holder shall be entitled to nominate two (2) Kestrel Executive Holder Designees and two (2) Kestrel Independent Holder Designees and (y) the AmTrust Holder shall be entitled to nominate one (1) AmTrust Executive Holder Designee and two (2) AmTrust Independent Holder Designees; provided that each Independent Holder Designee (1) shall qualify as an independent director pursuant to the rules of Nasdaq and any other applicable securities exchange on which the Common Shares are then listed and applicable rules of the United States Securities and Exchange Commission and (2) would reasonably be expected to be determined to be suitable to serve as a Director of the Company by the Company’s Insurance Regulators; provided that any such individual shall be presumed to be so suitable, unless at any time within the past five (5) years such individual has been formally determined not to be suitable to serve as a director of a United States or Bermuda insurance company by the applicable Insurance Regulator regulating such company’s insurance operations. The Company shall, with respect to each Holder Designee that a Holder is entitled to nominate under this Bye-law 45.4 (but subject to Bye-law 45.4.5), (a) ensure that each Holder Designee is proposed to serve as a Director at each annual or special general meeting of the Company at which Directors are to be elected and include each such Holder Designee in the Company’s slate of Director nominees, (b) recommend that the Members elect each such Holder Designee, and include such recommendation in the Company’s proxy statement in respect of such annual or special general meeting of the Members at which Directors are to be elected and (c) use reasonable best efforts to take all other necessary and appropriate actions to cause the election of each such Holder Designee nominated by such Holder.

45.4.2	Upon the resignation, retirement or other removal of any Holder Designee as a Director, the applicable Holder shall be entitled, subject to Bye-law 45.4.5, to designate a replacement Holder Designee to become a Director, provided that any replacement designated to replace any Independent Holder Designee (1) shall qualify as an independent director pursuant to the rules of Nasdaq and any other applicable securities exchange on which the Common Shares are then listed and applicable rules of the U.S. Securities and Exchange Commission and (2) would reasonably be expected to be determined to be suitable to serve as a Director of the Company by the Company’s Insurance Regulators; provided that any such individual shall be presumed to be so suitable, unless at any time within the past five (5) years such individual has been formally determined not to be suitable to serve as a director of a United States or Bermuda insurance company by the applicable Insurance Regulator regulating such company’s insurance operations. The Board shall appoint, and take all action reasonably necessary to appoint, each individual designated to fill such vacancy in accordance with this Bye-law 45.4.

45.4.3	From and after the Closing, each Holder Designee shall be entitled to the same compensation (including fees), expense reimbursement and indemnification rights, as well as the same insurance coverage, in connection with his or her role as a Director as the other non-employee members of the Board. Notwithstanding the foregoing, any Holder Designee shall have the right to waive or assign the right to receive any cash or equity compensation.

45.4.4	The Company shall provide each Holder Designee with copies of all notices, minutes, consents and other material that the Company provides to all other members of the Board substantially concurrently as such materials are provided to the other members of the Board.

45.4.5

45.4.5.1	The Kestrel Holder (or its Permitted Transferee(s)) shall have the right to nominate two (2) Kestrel Independent Holder Designees for so long as the Kestrel Holder (or such Permitted Transferee(s)) collectively with its Affiliates are Beneficial Owners of (A) at least five percent (5%) of the issued and outstanding Common Shares and (B) at least twenty-five percent (25%) of the Kestrel Initial Shares.

45.4.5.2	The Kestrel Holder (or its Permitted Transferee(s)) shall have the right to nominate two (2) Kestrel Executive Holder Designees for so long as the Kestrel Holder (or such Permitted Transferee(s)) collectively with its Affiliates are Beneficial Owners of at least twenty-five percent (25%) of the Kestrel Initial Shares.

45.4.5.3	The AmTrust Holder (or its Permitted Transferee(s)) shall have the right to nominate two (2) AmTrust Independent Holder Designees for so long as the AmTrust Holder (or such Permitted Transferee(s)) collectively with its Affiliates are Beneficial Owners of (A) at least five percent (5%) of the issued and outstanding Common Shares and (B) at least twenty-five percent (25%) of the AmTrust Initial Shares.

45.4.5.4	The AmTrust Holder (or its Permitted Transferee(s)) shall have the right to nominate one (1) AmTrust Executive Holder Designees for so long as the AmTrust Holder (or such Permitted Transferee(s)) collectively with its Affiliates are Beneficial Owners of at least twenty-five percent (25%) of the AmTrust Initial Shares.

45.5	Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors. Subject to Bye-law 45.4 and the Registration and Investor Rights Agreements from and after the Closing, any Member or the Board may propose any person for election as a Director. Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director. Where a Director is to be elected:

(a)	at an annual general meeting, such notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made; and

(b)	at a special general meeting, such notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made.

45.6	When a quorum is present at any meeting for the election of Directors, the vote required for election of a Director by Members, other than in a contested election, shall be the affirmative vote of a majority of votes cast with respect to the Director nominee. A majority of votes cast means that the number of votes cast “for” a Director must exceed the number of votes cast “against” that director. In a contested election, the nominees receiving the greatest number of votes “for” their election, up to the number of Directors to be elected, shall be elected and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors. Abstentions and broker non-votes will not count as votes either “for” or “against” a nominee.

45.7	The election is “contested” if (i) the Secretary has received a notice that a Member has nominated a person for election to the Board in compliance with the advance notice requirements for Member nominees for Director set forth in Bye-law 45 hereof and (ii) such nomination has not been withdrawn by such Member on or prior to the tenth business day preceding the date the Company first mails its notice of meeting to the Members.

45.8	Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

45.9	Subject to the last sentence of Bye-law 45.4, any vacancy in the Board shall be filled by the Board as provided by Bye-law 49.

46.	Committees

For so long as at least one (1) Holder Designee serves on the Board, to the extent permitted by applicable laws (including any requirements under the Securities Exchange Act of 1934, as amended from time to time, or the rules of Nasdaq or any other applicable securities exchange on which the Common Shares are then listed), each committee of the Board shall include at least one Holder Designee.

47.	Term of Office of Directors

Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

48.	Alternate Directors

48.1	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors (other than any Holder Designee) or may authorise the Board to appoint such Alternate Directors.

48.2	Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

48.3	An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

48.4	An Alternate Director shall cease to be such if the Director for whom he was appointed to act as a Director in the alternative ceases for any reason to be a Director, but he may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

49.	Removal of Directors

49.1	Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, only with cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

49.2	Subject to Bye-law 45.4 and the Registration and Investor Rights Agreements, any vacancy on the Board shall be filled by a majority of the Directors then in office, provided that a quorum is present, and a Director so appointed shall hold office for the remainder of the term of the removed Director, or in the absence of such term being determined by the Members, until the next annual general meeting or until such Director’s office is otherwise vacated.

49.3	For the purpose of Bye-law 49.1, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Company into disrepute and which results in material financial detriment to the Company.

50.	Vacancy in the Office of Director

50.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice to the Company.

50.2	Subject to Bye-law 45.4 and the Registration and Investor Rights Agreements, the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification, removal or resignation of any Director or as a result of an increase in the size of the Board and to appoint an Alternate Director to any Director so appointed.

51.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.

52.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers shall, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

53.	Directors to Manage Business

53.1	The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

53.2	Subject to these Bye-laws, the Board may delegate to any company, firm, person, or body of persons any power of the Board (including the power to sub-delegate).

54.	Powers of the Board of Directors

The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the shares of the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

55.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

56.	Appointment of Officers

The Board may appoint such officers (who may or may not be Directors) as the Board may determine.

57.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time.

58.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

59.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

60.	Conflicts of Interest

60.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

60.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

60.3	Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

61.	Indemnification and Exculpation of Directors and Officers

61.1	The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being or formerly acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) for the time being or formerly acting in relation to any of the affairs of the Company or any subsidiary thereof, and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

61.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

61.3	The Company may advance moneys to an Officer, Director or Auditor for the costs, charges and expenses incurred by the Officer, Director or Auditor in defending any civil or criminal proceedings against them, on condition that the Officer, Director or Auditor shall repay the advance if any allegation of fraud or dishonesty is proved against him.

MEETINGS OF THE BOARD OF DIRECTORS

62.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

63.	Notice of Board Meetings

The Chairman and any Director may, and if no Chairman is appointed, any Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

64.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

65.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be three (3) Directors; provided, however, that with respect to each Holder, so long as such Holder is entitled to nominate at least one (1) Executive Holder Designee and such Executive Holder Designee is serving as a Director, the quorum necessary for the transaction of business at a meeting of the Board must include at least one (1) Executive Holder Designee of such Holder who is serving as a Director on the Board. Notwithstanding the foregoing, in the event a quorum for the transaction of business at a meeting of the Board cannot be established due to the absence of at least one (1) Executive Holder Designee of each Holder to be present at such meeting, the Board may reschedule such meeting of the Board not earlier than three (3) business days following the date of the originally scheduled Board meeting, and the quorum required for such meeting shall not require the presence of an Executive Holder Designee of such Holder(s) whose Executive Holder Designee(s) were absent from the originally scheduled meeting.

66.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

67.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the Chief Executive Officer, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In their absence a chairman shall be appointed or elected by the Directors present at the meeting.

68.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution, PROVIDED THAT (a) if the Board determines that the signature of the last Director to sign must be affixed outside the United States, any such resolution shall be valid only if such resolution complies with the Board determination and (b) the Board shall not act by written resolution if the Board reasonably determines, based on the advice of counsel, that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company or any direct or indirect holder of shares. For the purposes of this Bye-law only, “the Directors” shall not include an Alternate Director.

69.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

70.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

71.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

72.	Form and Use of Seal

72.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

72.2	A seal may, but need not be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person authorized by the Board for that purpose.

72.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

73.	Books of Account

73.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

73.2	Such records of account shall be kept at the registered office of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

74.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

75.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

76.	Appointment of Auditor

76.1	Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

76.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

77.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine. In the case of an Auditor appointed pursuant to Bye-law 82, the remuneration of the Auditor shall be fixed by the Board.

78.	Duties of Auditor

78.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

78.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

79.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

80.	Financial Statements

Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

81.	Distribution of Auditor’s report

The report of the Auditor shall be submitted to the Members in general meeting.

82.	Vacancy in the Office of Auditor

If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the vacancy thereby created shall be filled in accordance with the Act.

VOLUNTARY WINDING-UP AND DISSOLUTION

83.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

SUBMISSION TO THE JURISDICTION

84.	Submission to the Jurisdiction

Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of Bermuda shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Company to the Members, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (c) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company arising pursuant to any provision of the Act, the Memorandum of Association or these Bye-laws (as they may be amended, restated, modified, supplemented or waived from time to time); or (d) any action to interpret, apply, enforce or determine the validity of the Memorandum of Association or these Bye-laws (as they may be amended, restated, modified, supplemented or waived from time to time).

CHANGES TO CONSTITUTION

85.	Changes to Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

86.	Changes to the Memorandum of Association

No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a resolution of the Members.

87.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

88.	Merger, Amalgamation, Consolidation or Business Combination

Any resolution proposed for consideration at any general meeting to approve any merger, amalgamation, consolidation, business combination or similar transaction of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-law 27 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-law 30.